                                  EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Voice Control Systems, Inc.
Dallas, Texas

We hereby consent to the incorporation by reference into the Prospectus constituting a part of this Registration Statement of our report dated January 30, 1998, relating to the financial statements of Voice Control Systems, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                            /s/ BDO Seidman, LLP

Dallas, Texas
May 14, 1998